SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2005

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)	77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Natural Resource Partners L.P. announced today that Kevin J. Craig, 36, has been named Vice President of Business Development effective April 1. He will be responsible for developing and implementing acquisitions for the partnership and will be located in the Huntington office.

     Craig has been serving as Terminal Manager, West Virginia Coalfields for CSX Transportation since 2003. From December 2000 to December 2003, he served as Trainmaster for the Cincinnati Subdivision at CSX. He has also served as a Delegate to the West Virginia House of Delegates since 2000, having been re-elected in 2002 and 2004. Prior to joining CSX in 1996, he served in the United States Army, receiving an Honorable Discharge as a Captain.

     Corbin J. Robertson III, Vice President Acquisitions, has resigned effective today. While he will still be involved with the partnership through his ownership interests in the sponsoring companies, he is stepping down from his officer position to devote more time to his other business interests.

     The press release announcing the resignation of Mr. Robertson III and the election of Mr. Craig is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release dated March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP its General Partner

By:	GP Natural Resource Partners LLC its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan Vice President and General Counsel

     Dated: March 31, 2005

EXHIBIT INDEX

99.1	Press Release dated March 31, 2005.